UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 15, 2013 (November 15, 2013)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 30, 2013, Fusion Telecommunications International, Inc. and its recently-formed indirect subsidiary, Fusion Broadvox Acquisition Corp. (collectively, the "Company"), entered into an Asset Purchase and Sale Agreement (the “Agreement”) to acquire specified assets owned by BroadvoxGo! LLC and Cypress Communications, LLC (collectively, “Sellers”) and used in the operation of the cloud communications services segment of Sellers’ business (the “Acquired Business”). The Company also agreed to assume substantially all of the on-going liabilities of the Acquired Business incurred in the ordinary course of business.

On November 15, 2013 the Agreement was amended primarily to (i) increase the amount of the good faith deposit from $200,000 to $300,000, and provide that the deposit be delivered from escrow to the possession and control of Sellers for refund to the Company only under certain limited circumstances; and (ii) change the Outside Closing Date, as defined in the Agreement, from November 15, 2013 to December 16, 2013.  The Company also agreed with Sellers that certain of the conditions precedent to closing contained in the Agreement, including the audit of the financial books and records of the Acquired Business and demonstration that the Acquired Business achieve annualized earnings before interest, taxes, depreciation and amortization (“EBITDA”) of not less than $5.0 million based on the three month period from July through September 2013, have been satisfied.  In addition, the Company has agreed with Sellers that since the EBITDA of the Acquired Business for the three-month period exceeded $6.0 million there will be no downward adjustment of the purchase price.

Consummation of the transactions contemplated by the Agreement remains subject to the satisfaction of certain conditions precedent, including, but not limited to, receipt of any applicable regulatory approvals and certain third-party consents, receipt by the Company of sufficient funding to pay the purchase price and provide for reasonable post-acquisition working capital requirements, and other customary conditions of closing.  Consummation also remains subject to the negotiation of a series of mutually acceptable agreements related to post-closing matters such as (a) certain transition services to be provided to the Company by Sellers, (b) the shared use of certain equipment and systems of Sellers on a transition basis and (c) the Company’s use of certain intellectual property of Sellers on a transition basis.

While the Agreement contemplates that a closing of the sale of the Acquired Business will take place no later than December 16, 2013, the conditions precedent to closing are such that there can be no assurance that the Company will complete its acquisition of the Acquired Business in that time or at all.

The foregoing description of the amendment to the Asset Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the First Amendment to the Asset Purchase and Sale Agreement, a copy of which is filed herewith as Exhibit 10.79, and is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure.

On November 15, 2013, the Company issued a press release entitled “Fusion Improves Adjusted EBTIDA 150% and Increases Third Quarter Revenue 49%”, pertaining to its financial results for the three and nine months ended September 30, 2013.

The press release attached as Exhibit 99.1 to this report is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward–Looking Statements

The press release furnished herewith includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend” or “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business. The primary risk attributable to the Company is its ability to raise new and continued capital to execute its comprehensive business strategy. Additional risks include uncertainties associated with the integration of businesses following an acquisition, the Company’s ability to comply with its senior debt agreements, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s inability to maintain working capital requirements to fund future operations, or the Company’s ability to attract and retain highly qualified management, technical and sales personnel, and the other factors identified by us from time to time in the Company’s filings with the SEC. However, the risks included should not be assumed to be the only things that could affect future performance. We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism, natural disasters or government security concerns.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.79
First Amendment to the Asset Purchase and Sale Agreement dated as of November 15, 2013 by and among Fusion Telecommunications International, Inc., Fusion Broadvox Acquisition Corp., BroadvoxGO! LLC and Cypress Communications LLC.

99.1	Press Release issued by Fusion Telecommunications International Inc., dated November 15, 2013, entitled “Fusion Improves Adjusted EBTIDA 150% and Increases Third Quarter Revenue 49%.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
November 21, 2013		as President, Chief Operating Officer and Acting Chief Financial Officer